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                                                                    Exhibit 23.4




               Consent of Independent Certified Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 7, 1997 included in the Shared Technologies Fairchild Inc. Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Form S-3 Registration Statement.


                                           -------------------------------------
                                           /s/ Arthur Andersen LLP


Washington, D.C.
February 9, 1998